UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2020
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FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[]	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)
[]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Committee Assignments
This current report on Form 8-K/A amends the report on Form 8-K filed on October 1, 2020 by the Federal Home Loan Bank of Atlanta (the “Bank”) to announce that, on September 25, 2020, the Federal Home Loan Bank of Atlanta (“Bank”) declared elected to the Bank’s board of directors (“Board”): Suzanne S. DeFerie, Scott C. Harvard, Edwina L. Payne , and Kim D. Saunders. On December 12, 2020, the Bank made 2021 Board committee assignments for these directors as follows:

Director	Committee Assignment
Suzanne DeFerie	Audit (Vice Chair) Enterprise Risk Executive Finance (Chair)
Scott C. Harvard	Enterprise Risk Executive Gov/Comp (Vice Chair) Housing
Edwina L. Payne	Audit Enterprise Risk Executive Gov/Comp
Kim D. Saunders	Credit Executive Finance Housing

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: December 17, 2020
By:/s/ Reginald T. O’Shields
Reginald T. O’Shields
Executive Vice President
Executive Vice President General Counsel and Chief Ethics and Compliance Officer